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Exhibit 5.1

May 20, 2016

Acadia Healthcare Company, Inc.

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

Re:       Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors set forth on Exhibit A hereto (collectively, the “Guarantors” and together with the Company, the “Registrants”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Company’s Registration Statement on Form S-4, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (the “Exchange Notes”) and the accompanying guarantees (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (the “Outstanding Notes”) and the guarantees of the Outstanding Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of February 16, 2016 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of the Exchange Notes filed as an exhibit to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

Acadia Healthcare Company, Inc.

May 20, 2016

We have also assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the SEC describing the Exchange Notes offered thereby to the extent required by law;

(iii) the Outstanding Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the SEC and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

In this opinion letter: (i) Abilene Behavioral Health, LLC, Abilene Holding Company, LLC, Acadia Management Company, LLC, Acadia Merger Sub, LLC, Acadiana Addiction Center, LLC, Austin Behavioral Hospital, LLC, Bayside Marin, Inc., BCA of Detroit, LLC, Behavioral Centers of America, LLC, Belmont Behavioral Hospital, LLC, Cascade Behavioral Holding Company, LLC, Cascade Behavioral Hospital, LLC, Commodore Acquisition Sub, LLC, CRC ED Treatment, LLC, CRC Group, LLC, CRC Health, LLC, CRC Recovery, Inc., Crossroads Regional Hospital, LLC, DHG Services, LLC, Discovery House-Group, LLC, Duffy’s Nappa Valley Rehab, LLC, Four Circles Recovery Center, LLC, Greenbrier Acquisition, LLC, Greenleaf Center, LLC, Habit Opco, Inc., Hermitage Behavioral, LLC, HMIH Cedar Crest, LLC, Northeast Behavioral Health, LLC, Park Royal Fee Owner, LLC, PHC Meadowwood, LLC, Piney Ridge Treatment Center, LLC, Psychiatric Resource Partners, LLC, Red River Holding Company, LLC, Red River Hospital, LLC, RiverWoods Behavioral Health, LLC, Seven Hills Hospital, Inc., Sierra Tucson Inc., Skyway House, LLC, Sonora Behavioral Health Hospital, LLC, Structure House, LLC, SUWS of the Carolinas, Inc., TK

Acadia Healthcare Company, Inc.

May 20, 2016

Behavioral Holding Company, LLC, TK Behavioral, LLC, Valley Behavioral Health System, LLC, Vermilion Hospital, LLC, Village Behavioral Health, LLC, Vista Behavioral Holding Company, LLC, Vista Behavioral Hospital, LLC and Youth Care of Utah, Inc. are collectively referred to as the “Delaware Registrants,” (ii) Southwestern Children’s Health Services, Inc. is referred to as the “Arizona Registrant,” (iii) Ascent Acquisition, LLC, Ascent Acquisition—CYPDC, LLC, Ascent Acquisition—PSC, LLC, Habilitation Center, LLC and Millcreek School of Arkansas, LLC are collectively referred to as the “Arkansas Registrants,” (iv) Aspen Education Group, Inc., Aspen Youth, Inc., California Treatment Services, LLC, Milwaukee Health Services System, LLC, San Diego Health Alliance, San Diego Treatment Services, LLC, Serenity Knolls, Sober Living by the Sea, Inc., The Camp Recovery Center, LLC, Transcultural Health Development, Inc., Treatment Associates, Inc. and WCHS, Inc. are collectively referred to as the “California Registrants,” (v) Ten Broeck Tampa, LLC and The Refuge, A Healing Place, LLC are collectively referred to as the “Florida Registrants,” (vi) Cartersville Center, LLC and Lakeland Hospital Acquisition, LLC are collectively referred to as the “Georgia Registrants,” (vii) Centerpointe Community Based Services, LLC, East Indiana Treatment Center, LLC, Evansville Treatment Center, LLC, Indianapolis Treatment Center, LLC, Options Treatment Center Acquisition Corporation, Resolute Acquisition Corporation, Richmond Treatment Center, LLC, RTC Resource Acquisition Corporation, Southern Indiana Treatment Center, LLC and Success Acquisition, LLC are collectively referred to as the “Indiana Registrants,” (viii) Wichita Treatment Center Inc. is referred to as the “Kansas Registrant,” (ix) Baton Rouge Treatment Center, LLC, Greenbrier Holdings, L.L.C., Greenbrier Hospital, L.L.C., Greenbrier Realty, L.L.C., and Sahara Health Systems, L.L.C. are collectively referred to as the “Louisiana Registrants,” (x) Center for Behavioral Health-ME, Inc., Discovery House-BR, Inc., Discovery House of Central Maine, Inc., and Discovery House WC Inc. are collectively referred to as the “Maine Registrants,” (xi) Detroit Behavioral Institute, Inc., Discovery House MA, Inc., PHC of Michigan, Inc., PHC of Nevada, Inc., PHC of Utah, Inc., PHC of Virginia, LLC and Wellplace, Inc. are collectively referred to as the “Massachusetts Registrants,” (xii) Millcreek Schools, LLC and Rehabilitation Centers, LLC are collectively referred to as the “Mississippi Registrants,” (xiii) Austin Eating Disorders Partners, LLC, McCallum Group, LLC, McCallum Properties, LLC and Webster Wellness Professionals, LLC are collectively referred to as the “Missouri Registrants,” (xiv) Kids Behavioral Health of Montana, Inc. is referred to as the “Montana Registrant,” (xv) Youth and Family Centered Services of New Mexico, Inc. is referred to as the “New Mexico Registrant,” (xvi) Generations BH, LLC, Ohio Hospital for Psychiatry, LLC, Shaker Clinic, LLC and Ten Lakes Center, LLC are collectively referred to as the “Ohio Registrants,” (xvii) Rolling Hills Hospital, LLC is referred to as the “Oklahoma Registrant,” (xviii) CRC Health Oregon, Inc. is referred to as the “Oregon Registrant,” (xix) Center for Behavioral Health-HA, LLC, Center for Behavioral Health-PA, LLC, Discovery House, LLC, Discovery House-BC, LLC, Discovery House CC, LLC, Discovery House CU, LLC, Discovery House-HZ, LLC, Discovery House Monroeville, LLC, Discovery House-NC, LLC, Southwood Psychiatric Hospital, LLC, White Deer Realty, LLC and White Deer Run, LLC are collectively referred to as the “Pennsylvania Registrants,” (xx) R.I.S.A.T., LLC and Vita Nova, LLC are collectively referred to as the “Rhode Island Registrants,” (xxi) Rebound Behavioral Health, LLC is referred to as the “South Carolina Registrant,” (xxii) CRC Health Tennessee, LLC, Delta Medical Services, LLC, DMC—Memphis, LLC and Volunteer Treatment Center, LLC are collectively referred to as the

Acadia Healthcare Company, Inc.

May 20, 2016

“Tennessee Registrants,” (xxiii) Riverview Behavioral Health, LLC, Sheltered Living Incorporated and Texarkana Behavioral Associates, L.C. are collectively referred to as the “Texas Registrants,” (xxiv) Discovery House-LT, Inc., Discovery House TV, Inc., Discovery House-UC, Inc. and Discovery House Utah, Inc. are collectively referred to as the “Utah Registrants,” (xxv) Advanced Treatment Systems, LLC, ATS of Cecil County, LLC, ATS of Delaware, LLC, ATS of North Carolina, LLC, BGI of Brandywine, LLC, Bowling Green Inn of Pensacola, LLC, Bowling Green Inn of South Dakota, Inc., CAPS of Virginia, LLC, Galax Treatment Center, LLC, Virginia Treatment Center, LLC and Wilmington Treatment Center, LLC are collectively referred to as the “Virginia Registrants,” (xxvi) Beckley Treatment Center, LLC, Charleston Treatment Center, LLC, Clarksburg Treatment Center, LLC, Huntington Treatment Center, LLC, Parkersburg Treatment Center, LLC, Wheeling Treatment Center, LLC and Williamson Treatment Center, LLC are collectively referred to as the “West Virginia Registrants” and (xxvii) CRC Wisconsin RD, LLC and Quality Addiction Management, Inc. are collectively referred to as the “Wisconsin Registrants.”

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. When the Guarantees have been duly executed on behalf of the Guarantors and when the Exchange Notes are duly authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Tennessee Business Corporation Act of the State of Tennessee and the Revised Limited Liability Company Act of the State of Tennessee. For purposes of our opinion that the Guarantees will be valid and binding obligations of the Guarantors, we have assumed that the Guarantors (other than the Delaware Guarantors and the Tennessee Guarantors) had the requisite power, corporate or other, to enter into and perform all their obligations under the Indenture and the applicable Guarantees and

Acadia Healthcare Company, Inc.

May 20, 2016

have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that the execution and delivery of the Indenture and the Guarantees do not and will not conflict with, or require consents under, the laws of such Gurantors’ respective states of organization. With respect to such matters in respect of the Guarantors (other than the Delaware Guarantors and the Tennessee Guarantors), we understand that there have been filed with the SEC as exhibits to the Registration Statement opinions of: (i) Lewis Roca Rothgerber Christie LLP with respect to the Arizona Registrant and the New Mexico Registrant, (ii) Dover Dixon Horne PLLC, with respect to the Arkansas Registrants, (iii) Austin Stewart, Esq., with respect to the California Registrants, (iv) Carlton Fields Jorden Burt, P.A., with respect to the Florida Registrants, (v) Sanders, Ranck & Skilling, P.C., with respect to the Georgia Registrants, (vi) Frost Brown Todd LLC, with respect to the Indiana Registrants, the Virginia Registrants and the West Virginia Registrants, (vii) Polsinelli PC, with respect to the Kansas Registrant, (viii) Verrill Dana LLP with respect to the Maine Registrants and the Rhode Island Registrants (ix) Locke Lord LLP, with respect to the Massachusetts Registrants, (x) Jones Walker LLP, with respect to the Mississippi Registrants and the Louisiana Registrants, (xi) Husch Blackwell LLP, with respect to the Missouri Registrants, (xii) Holland & Hart LLP, with respect to the Montana Registrant and the Utah Registrants, (xii) Ice Miller LLP, with respect to the Ohio Registrants, (xiv) McAfee & Taft A Professional Corporation, with respect to the Oklahoma Registrant, (xv) Davis Wright Tremaine LLP, with respect to the Oregon Registrant, (xvi) Meyer, Unkovic & Scott LLP, with respect to the Pennsylvania Registrants, (xvii) Nelson Mullins Riley & Scarborough LLP, with respect to the South Carolina Registrant, (xviii) McGuire Craddock & Strother, P.C., with respect to the Texas Registrants and (xix) Lindquist & Vennum LLP, with respect to the Wisconsin Registrants. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

All opinions expressed are as of the date hereof except where expressly stated otherwise. We assume no obligation to revise or supplement this opinion or advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

[signature page follows]

Acadia Healthcare Company, Inc.

May 20, 2016

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP

Exhibit A

Guarantors

Abilene Behavioral Health, LLC
Abilene Holding Company, LLC
Acadia Management Company, LLC
Acadia Merger Sub, LLC
Acadiana Addiction Center, LLC
Advanced Treatment Systems, LLC
Ascent Acquisition—CYPDC, LLC
Ascent Acquisition—PSC, LLC
Ascent Acquisition, LLC
Aspen Education Group, Inc.
Aspen Youth, Inc.
ATS of Cecil County, LLC
ATS of Delaware, LLC
ATS of North Carolina, LLC
Austin Behavioral Hospital, LLC
Austin Eating Disorders Partners, LLC
Baton Rouge Treatment Center, LLC
Bayside Marin, Inc.
BCA of Detroit, LLC
Beckley Treatment Center, LLC
Behavioral Centers of America, LLC
Belmont Behavioral Hospital, LLC
BGI of Brandywine, LLC
Bowling Green Inn of Pensacola, LLC
Bowling Green Inn of South Dakota, Inc.
California Treatment Services, LLC
CAPS of Virginia, LLC
Cartersville Center, LLC
Cascade Behavioral Holding Company, LLC
Cascade Behavioral Hospital, LLC
Center for Behavioral Health-HA, LLC
Center for Behavioral Health-ME, Inc.
Center for Behavioral Health-PA, LLC
Centerpointe Community Based Services, LLC
Charleston Treatment Center, LLC
Clarksburg Treatment Center, LLC
Commodore Acquisition Sub, LLC
CRC ED Treatment, LLC
CRC Group, LLC
CRC Health, LLC
CRC Health Oregon, Inc.
CRC Health Tennessee, LLC
CRC Recovery, Inc.
CRC Wisconsin RD, LLC
Crossroads Regional Hospital, LLC
Delta Medical Services, LLC
Detroit Behavioral Institute, Inc.
DHG Services, LLC

Discovery House, LLC
Discovery House-BC, LLC
Discovery House-BR, Inc.
Discovery House CC, LLC
Discovery House CU, LLC
Discovery House-Group, LLC
Discovery House-HZ, LLC
Discovery House-LT, Inc.
Discovery House MA, Inc.
Discovery House Monroeville, LLC
Discovery House-NC, LLC
Discovery House of Central Maine, Inc.
Discovery House TV, Inc.
Discovery House-UC, Inc.
Discovery House Utah, Inc.
Discovery House WC Inc.
DMC-Memphis, LLC
Duffy’s Napa Valley Rehab, LLC
East Indiana Treatment Center, LLC
Evansville Treatment Center, LLC
Four Circles Recovery Center, LLC
Galax Treatment Center, LLC
Generations BH, LLC
Greenbrier Acquisition, LLC
Greenbrier Holdings, L.L.C.
Greenbrier Hospital, L.L.C.
Greenbrier Realty, L.L.C.
Greenleaf Center, LLC
Habilitation Center, LLC
Habit Opco, Inc.
Hermitage Behavioral, LLC
HMIH Cedar Crest, LLC
Huntington Treatment Center, LLC
Indianapolis Treatment Center, LLC
Kids Behavioral Health of Montana, Inc.
Lakeland Hospital Acquisition, LLC
McCallum Group, LLC
McCallum Properties, LLC
Millcreek School of Arkansas, LLC
Millcreek Schools, LLC
Milwaukee Health Services System, LLC
Northeast Behavioral Health, LLC
Ohio Hospital for Psychiatry, LLC
Options Treatment Center Acquisition Corporation
Park Royal Fee Owner, LLC
Parkersburg Treatment Center, LLC
PHC Meadowwood, LLC
PHC of Michigan, Inc.

PHC of Nevada, Inc.
PHC of Utah, Inc.
PHC of Virginia, LLC
Piney Ridge Treatment Center, LLC
Psychiatric Resource Partners, LLC
Quality Addiction Management, Inc.
Rebound Behavioral Health, LLC
Red River Holding Company, LLC
Red River Hospital, LLC
Rehabilitation Centers, LLC
Resolute Acquisition Corporation
Richmond Treatment Center, LLC
R.I.S.A.T., LLC
Riverview Behavioral Health, LLC
RiverWoods Behavioral Health, LLC
Rolling Hills Hospital, LLC
RTC Resource Acquisition Corporation
Sahara Health Systems, L.L.C.
San Diego Health Alliance
San Diego Treatment Services, LLC
Serenity Knolls
Seven Hills Hospital, Inc.
Shaker Clinic, LLC
Sheltered Living Incorporated
Sierra Tucson Inc.
Skyway House, LLC
Sober Living by the Sea, Inc.
Sonora Behavioral Health Hospital, LLC
Southern Indiana Treatment Center, LLC
Southwestern Children’s Health Services, Inc.
Southwood Psychiatric Hospital, LLC
Structure House, LLC

Success Acquisition, LLC
SUWS of the Carolinas, Inc.
Ten Broeck Tampa, LLC
Ten Lakes Center, LLC
Texarkana Behavioral Associates, L.C.
The Camp Recovery Center, LLC
The Refuge, A Healing Place, LLC
TK Behavioral Holding Company, LLC
TK Behavioral, LLC
Transcultural Health Development, Inc.
Treatment Associates, Inc.
Valley Behavioral Health System, LLC
Vermilion Hospital, LLC
Village Behavioral Health, LLC
Virginia Treatment Center, LLC
Vista Behavioral Holding Company, LLC
Vista Behavioral Hospital, LLC
Vita Nova, LLC
Volunteer Treatment Center, LLC
WCHS, Inc.
Webster Wellness Professionals, LLC
Wellplace, Inc.
Wheeling Treatment Center, LLC
White Deer Realty, LLC
White Deer Run, LLC
Wichita Treatment Center Inc.
Williamson Treatment Center, LLC
Wilmington Treatment Center, LLC
Youth and Family Centered Services of New Mexico, Inc.
Youth Care of Utah, Inc.